UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 7, 2013 (August 1, 2013)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 1, 2013, Maiden Holdings, Ltd. (the “Company”) and its wholly owned subsidiary, Maiden Insurance Company Ltd. (“Maiden Bermuda”), received notice from Integon National Insurance Company (“Integon”), a wholly owned subsidiary of National General Holdings Corp. (“NGHC”), that Integon was terminating, effective August 1, 2013, Maiden Bermuda's participation in the Personal and Commercial Automobile Quota Share Reinsurance Agreement between Maiden Bermuda, Integon, Technology Insurance Company, Inc., and ACP Re, Ltd. (the “Quota Share”). Maiden Bermuda has a 50% participation in the Quota Share, by which Maiden Bermuda receives 25% of the net premiums of NGHC's personal lines business. The Quota Share provides that the reinsurers, severally, in accordance with their participation percentages, receive 50% of the net premium of the personal lines business and assume 50% of the related net losses. As a result of this agreement, Maiden Bermuda assumed $295.6 million of business during the year ended December 31, 2012, resulting in $7.9 million of underwriting income for that period. The Company and NGHC agreed that the termination is on a run-off basis, meaning Maiden Bermuda will receive 25% of the net premiums and assume 25% of the related net losses with respect to the policies in force as of August 1, 2013 through the expiration of the policies.

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2013, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2013. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 7, 2013, the Company also issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.09	October 15, 2013	October 1, 2013
Preference shares - Series A	$0.515625	September 16, 2013	September 1, 2013

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 7, 2013

99.2	Press Release of Maiden Holdings, Ltd., dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 7, 2013.

99.2	Press Release of Maiden Holdings, Ltd., dated August 7, 2013.

Exhibit 99.1

Maiden Holdings, Ltd. Reports Second Quarter 2013 Operating Earnings(1) of $20.4 million or $0.28 per Diluted Common Share and Net Income of $20.2 million or $0.27 per Diluted Common Share

Highlights for the three months ended June 30, 2013

•	Annualized operating return on common equity(1) of 9.7%, the same as the second quarter of 2012;

•	Net operating earnings (1) of $20.4 million, or $0.28 per diluted common share compared with $19.7 million, or $0.27 per diluted common share in the second quarter of 2012;

•	Net investment income rose to $20.7 million or an increase of 3.3% compared to the second quarter of 2012;

•	Total investments increased 3.3% in the second quarter of 2013 to $2.7 billion;

•	Net premiums written increased 20.9% to $497.9 million versus the same period last year;

•	Combined ratio(6) of 97.6% compared to 97.9% in the second quarter of 2012; and

•	Book value per common share(4) of $11.12, down 7.0% versus year-end 2012, reflecting the impact of rising interest rates.

Highlights for the six months ended June 30, 2013

•	Annualized operating return on common equity(1) of 10.0% compared to 9.9% in the first six months of last year;

•	Net operating earnings (1) of $41.5 million, or $0.56 per diluted common share compared with $39.1 million, or $0.53 per diluted common share in the first six months of 2012;

•	Combined ratio(6) of 97.6% compared to 97.9% in the first six months of 2012;

•	Net investment income was $42.7 million, an increase of 10.9% compared to the first six months of 2012;

•	Total investments increased 3.7% in the first six months of 2013 to $2.7 billion; and

•	Net premiums written increased 18.4% to $1.2 billion versus the same period last year.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden”) today reported second quarter 2013 net operating earnings(1) of $20.4 million, or $0.28 per diluted common share compared with $19.7 million, or $0.27 per diluted common share in the comparative quarter in 2012. Net income totaled $20.2 million, or $0.27 per diluted common share in the second quarter of 2013, compared with net income of $14.5 million, or $0.20 per diluted common share in the second quarter of 2012.

Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden, said: “Maiden's results for the second quarter and the first six months of 2013 reflect improved underwriting performance, no adverse impact from the catastrophe events of the second quarter, strong growth from the AmTrust segment reflecting a favorable North American pricing environment, and an annualized return on common shareholders' equity of 10% for the first half of the year. Over time, we expect rising interest rates to benefit the Company's long-term earnings run rate as we deploy cash and reinvest assets at higher yields. Along with a favorable insurance pricing environment in North America and rising interest rates, we expect that Maiden's profitability will further benefit from expected repayment of the 14% TRUPS in January 2014.”

Results for the three months ended June 30, 2013

Net operating earnings(1) for the second quarter of 2013 were $20.4 million, or $0.28 per diluted common share compared with $19.7 million, or $0.27 per diluted common share in the comparative quarter in 2012. Net income was $20.2 million, or $0.27 per diluted common share in the second quarter of 2013, compared with net income of $14.5 million, or $0.20 per diluted common share in the second quarter of 2012.

In the second quarter of 2013, net premiums written totaled $497.9 million, an increase of 20.9% compared to the second quarter of 2012.  The Diversified Reinsurance segment net premiums written were down 6.3% to $134.9 million versus the second quarter of 2012, primarily due to underwriting actions undertaken in 2012 to strengthen profitability. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 48.5% to $290.6 million compared to the second quarter of 2012. The growth of the AmTrust Quota Share Reinsurance segment was driven by both organic premium increases, in particular in the workers' compensation line, and, to a lesser extent, acquisition activity. Net premiums written from the National General Holdings Corporation Quota Share (“NGHC Quota Share”, formerly known as the “ACAC Quota Share”) were unchanged at $72.4 million compared to the same period in 2012.

Net premiums earned of $513.3 million increased 17.4%, or $76.2 million compared to the second quarter of 2012.  Earned premiums decreased 10.4% in the Diversified Reinsurance segment to $178.3 million compared to the second quarter to 2012. In the same comparative periods, the AmTrust Quota Share Reinsurance segment was up 55.8% and the NGHC Quota Share segment was up 4.8%.

Net investment income of $20.7 million in the second quarter of 2013 increased 3.3% compared to the second quarter of 2012. Total investments increased $97.7 million or 3.7% to $2.7 billion versus December 31, 2012.  The average yield on the fixed income portfolio (excluding cash) is 3.54% with an average duration of 4.37 years.

Net loss and loss adjustment expenses of $343.3 million were up $42.9 million compared to the second quarter of 2012.  The loss ratio(6) decreased by 1.9 percentage points to 66.5% versus the second quarter of 2012.

Commission and other acquisition expenses together with general and administrative expenses of $160.4 million increased $30.5 million in the second quarter of 2013, compared to the year ago quarter, while the total expense ratio(9) rose to 31.1% in the second quarter of 2013 compared with 29.5% in the same quarter last year. General and administrative expenses for the second quarter of 2013 totaled $16.8 million compared with $15.2 million in the second quarter of 2012. The general and administrative expense ratio(8) decreased to 3.3% in the second quarter of 2013 versus 3.4% in the second quarter of 2012.

The combined ratio(10) for the second quarter of 2013 totaled 97.6% compared with 97.9% in the second quarter of 2012.

Total assets increased 6.5% to $4.4 billion at June 30, 2013 compared to $4.1 billion at year-end 2012.  Total cash on hand at June 30, 2013 was down 13.2% to $185.6 million compared to year-end 2012, and consisted of cash and cash equivalents of $89.4 million and restricted cash and cash equivalents of $96.2 million.  Shareholders' equity was $956.4 million, a decrease of 5.8% compared to December 31, 2012. Book value per common share was $11.12 at the end of the second quarter of 2013 or 7.0% lower than at December 31, 2012.

During the second quarter of 2013, the Board of Directors declared dividends of $0.09 per common share and $0.515625 per Series A preference share.

Results for the six months ended June 30, 2013

Net income for the six months ended June 30, 2013 was $45.2 million compared to net income of $34.9 million in the first half of 2012. Net operating earnings(1) for the first half of 2013 were $41.5 million, or $0.56 per diluted common share compared to $39.1 million or $0.53 per diluted common share in the first six months of 2012.  Annualized operating return on common equity(1) for the six months ended June 30, 2013 was 10.0% compared to 9.9% for the first half of 2012.

Net premiums written rose 18.4%, or $184.2 million to $1.2 billion in the first six months of 2013 compared to the same period in 2012.  For the first two quarters of 2013, net premiums written in the Diversified Reinsurance segment of $402.5 million were 6.9% lower than in the first half of 2012. Net premiums written for the AmTrust Quota Share Reinsurance segment was $635.4 million, up 50.7% compared to the first two quarters of 2012.  Net premiums written for the NGHC Quota Share were $149.1 million in the first six months of 2013 compared to $148.9 million in the first half of 2012.

Net premiums earned in the first six months of 2013 were $1.0 billion, an increase of 14.4% or $126.1 million compared to the first half of 2012.  Net premiums earned in the Diversified Reinsurance segment were down 7.2% to $374.6 million for the first six months of 2013 compared to the same period in 2012. The AmTrust Quota Share Reinsurance segment net premiums earned of $481.7 million increased 43.5% in the first six months of 2013 compared to the first half of 2012. The NGHC Quota Share segment net premiums earned totaled $145.4 million in the first half of 2013, up 6.7% compared to the first six months of 2012.

Net investment income in the first half of 2013 was $42.7 million, up 10.9% compared to the same period in 2012. This reflects a 13.5% increase in total investments at the end of the second quarter of 2013 compared to the end of the second quarter of 2012, which was somewhat offset by a decrease in book yield (excluding cash) to 3.54% from 3.74% at the end of June 2012.

Net loss and loss adjustment expenses for the first six months of 2013 were $678.2 million, up $89.9 million compared to the same period in 2012.  The loss ratio(6) increased 0.5 percentage points to 67.2% versus the first six months of 2012.

Commission and other acquisition expenses together with general and administrative expenses of $306.8 million increased $30.9 million compared to the first six months of 2012 and resulted in a total expense ratio(9) of 30.4% compared with 31.2% in the first half of 2012. General and administrative expenses for the first six months of 2013 totaled $30.9 million compared with $29.0 million in the first two quarters of 2012. These results reflected a general and administrative expense ratio(8) of 3.1% in the first six months of 2013 and 3.2% in the comparative period last year.

The combined ratio(10) for the first six months of 2013 was 97.6%, which improved compared to the combined ratio(10) for the first six months of last year of 97.9%.

NGHC Quota Share

Maiden and NGHC have agreed to terminate their multi-year quota share reinsurance contract following NGHC's highly successful equity issuance of a 25% stake in NGHC through a private placement transaction. Under the terms of the agreement, NGHC maintains the right to terminate the quota share contract within 60 days of the initiation of a private placement or initial public offering. The termination is effective August 1, 2013, and is subject to regulatory approval by NGHC. The termination is by mutual agreement and takes effect on a run-off basis on that date.

Commenting on the termination, Maiden's Chief Executive Officer, Art Raschbaum, said, “We are very pleased to have had the opportunity to support NGHC as a quota share reinsurance capital provider. Following NGHC's equity issuance, the quota share capital support provided by Maiden is now unnecessary. Importantly with robust growth in our AmTrust business segment and favorable prospects for continued development of our diversified portfolio, the termination should have a negligible impact on Maiden's continued profitable growth.”

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden's CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following no later than 8:25 a.m. ET:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 22942949
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 11:30 a.m. ET on August 8, 2013 through midnight on August 15, 2013. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 22942949; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $956.4 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars (000's), except per share data)

	June 30, 2013 (Unaudited)	December 31, 2012 (Audited)
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2013: $2,665,870; 2012: $2,475,202)	$2,714,867	$2,618,697
Other investments, at fair value (Cost 2013: $4,087; 2012: $2,599)	4,438	2,901
Total investments	2,719,305	2,621,598
Cash and cash equivalents	89,375	81,543
Restricted cash and cash equivalents	96,215	132,327
Accrued investment income	21,515	21,007
Reinsurance balances receivable, net	685,095	522,614
Funds withheld	43,706	42,712
Prepaid reinsurance premiums	48,944	38,725
Reinsurance recoverable on unpaid losses	101,143	110,858
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	314,839	270,669
Goodwill and intangible assets, net	92,503	94,393
Other assets	25,235	33,742
Total assets	$4,405,850	$4,138,163
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,844,086	$1,740,281
Unearned premiums	1,129,796	936,497
Accrued expenses and other liabilities	141,359	111,957
Senior notes	207,500	207,500
Junior subordinated debt	126,348	126,317
Total liabilities	3,449,089	3,122,552
Commitments and Contingencies
EQUITY
Preference shares - Series A	150,000	150,000
Common shares	735	733
Additional paid-in capital	577,960	575,869
Accumulated other comprehensive income	48,035	141,130
Retained earnings	183,436	151,308
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	956,365	1,015,239
Noncontrolling interest in subsidiaries	396	372
Total equity	956,761	1,015,611
Total liabilities and equity	$4,405,850	$4,138,163

Book value per common share (4)	$11.12	$11.96

Common shares outstanding	72,514,437	72,343,947

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Gross premiums written	$535,457	$445,228	$1,250,177	$1,058,440

Net premiums written	$497,949	$411,960	$1,187,008	$1,002,793
Change in unearned premiums	15,324	25,156	(185,293)	(127,181)
Net premiums earned	513,273	437,116	1,001,715	875,612
Other insurance revenue	2,780	2,274	7,995	7,028
Net investment income	20,745	20,085	42,724	38,522
Net realized (losses) gains on investment	(53)	(2,939)	3,230	(1,574)
Total revenues	536,745	456,536	1,055,664	919,588
Expenses:
Net loss and loss adjustment expenses	343,347	300,435	678,242	588,352
Commission and other acquisition expenses	143,572	114,663	275,902	246,921
General and administrative expenses	16,817	15,208	30,912	29,039
Total expenses	503,736	430,306	985,056	864,312

Income from operations (2)	33,009	26,230	70,608	55,276

Other expenses
Interest and amortization expenses	(9,570)	(9,568)	(19,140)	(17,246)
Amortization of intangible assets	(945)	(1,091)	(1,890)	(2,181)
Foreign exchange and other gains (losses)	1,049	(874)	2,596	105
Total other expenses	(9,466)	(11,533)	(18,434)	(19,322)

Income before income taxes	23,543	14,697	52,174	35,954
Income taxes:
Current tax (benefit) expense	(53)	(155)	520	483
Deferred tax expense	265	246	216	487
Income tax expense	212	91	736	970
Net income	23,331	14,606	51,438	34,984
Less: income attributable to noncontrolling interest	(32)	(65)	(59)	(66)
Net income attributable to Maiden	23,299	14,541	51,379	34,918
Dividends on preference shares	(3,094)	—	(6,188)	—
Net income attributable to Maiden common shareholders	$20,205	$14,541	$45,191	$34,918
Net operating earnings attributable to Maiden common shareholders (1)	$20,419	$19,691	$41,471	$39,055

Basic earnings per common share attributable to Maiden shareholders	$0.28	$0.20	$0.62	$0.48
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.20	$0.61	$0.48
Basic operating earnings per common share attributable to Maiden shareholders	$0.28	$0.27	$0.57	$0.54
Diluted operating earnings per common share attributable to Maiden shareholders	$0.28	$0.27	$0.56	$0.53

Dividends declared per common share	$0.09	$0.08	$0.18	$0.16

Weighted average number of basic shares common outstanding	72,454,400	72,258,550	72,435,982	72,242,440

Weighted average number of diluted shares common outstanding	73,684,301	73,040,926	73,596,794	73,063,659

Net loss and loss adjustment expense ratio (6)	66.5%	68.4%	67.2%	66.7%
Commission and other acquisition expense ratio (7)	27.8%	26.1%	27.3%	28.0%
General and administrative expense ratio (8)	3.3%	3.4%	3.1%	3.2%
Expense ratio (9)	31.1%	29.5%	30.4%	31.2%
Combined ratio (10)	97.6%	97.9%	97.6%	97.9%
Annualized return on common equity	9.6%	7.2%	10.9%	8.8%
Annualized operating return on common equity	9.7%	9.7%	10.0%	9.9%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$20,205	$14,541	$45,191	$34,918
Add (subtract)
Net realized losses (gains) on investment	53	2,939	(3,230)	1,574
Foreign exchange and other (gains) losses	(1,049)	874	(2,596)	(105)
Amortization of intangible assets	945	1,091	1,890	2,181
Non-cash deferred tax expense	265	246	216	487
Net operating earnings attributable to Maiden common shareholders (1)	$20,419	$19,691	$41,471	$39,055

Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.28	$0.27	$0.57	$0.54
Diluted earnings per common share attributable to Maiden shareholders	$0.28	$0.27	$0.56	$0.53

Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$23,299	$14,541	$51,379	$34,918
Add (subtract)
Foreign exchange and other (gains) losses	(1,049)	874	(2,596)	(105)
Amortization of intangible assets	945	1,091	1,890	2,181
Interest and amortization expenses	9,570	9,568	19,140	17,246
Income tax expense	212	91	736	970
Income attributable to noncontrolling interest	32	65	59	66
Income from operations (2)	$33,009	$26,230	$70,608	$55,276

	June 30, 2013	December 31, 2012
Investable assets:
Total investments	$2,719,305	$2,621,598
Cash and cash equivalents	89,375	81,543
Restricted cash and cash equivalents	96,215	132,327
Funds withheld (3)	24,153	26,494
Loan to related party	167,975	167,975
Total investable assets (3)	$3,097,023	$3,029,937

	June 30, 2013	December 31, 2012
Capital:
Senior notes	$207,500	$207,500
Junior subordinated debt	126,348	126,317
Total Maiden shareholders' equity	956,365	1,015,239
Total capital (5)	$1,290,213	$1,349,056

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity less the preference shares - series A by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended June 30, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$134,934	$290,578	$72,437	$497,949
Net premiums earned	$178,336	$261,404	$73,533	$513,273
Other insurance revenue	2,780	—	—	2,780
Net loss and loss adjustment expenses	(120,837)	(172,925)	(49,585)	(343,347)
Commission and other acquisition expenses	(44,438)	(76,198)	(22,936)	(143,572)
General and administrative expenses	(11,153)	(505)	(179)	(11,837)
Underwriting income	$4,688	$11,776	$833	17,297
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized losses on investment				20,692
Amortization of intangible assets				(945)
Foreign exchange and other gains				1,049
Interest and amortization expenses				(9,570)
Other general and administrative expenses				(4,980)
Income tax expense				(212)
Income attributable to noncontrolling interest				(32)
Dividends on preference shares				(3,094)
Net income attributable to Maiden common shareholders				$20,205

Net loss and loss adjustment expense ratio (6)	66.7%	66.2%	67.4%	66.5%
Commission and other acquisition expense ratio (7)	24.5%	29.1%	31.2%	27.8%
General and administrative expense ratio (8)	6.2%	0.2%	0.3%	3.3%
Combined ratio (10)	97.4%	95.5%	98.9%	97.6%

For the Three Months Ended June 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$143,981	$195,629	$72,350	$411,960
Net premiums earned	$199,130	$167,816	$70,170	$437,116
Other insurance revenue	2,274	—	—	2,274
Net loss and loss adjustment expenses	(138,420)	(116,755)	(45,260)	(300,435)
Commission and other acquisition expenses	(47,945)	(44,590)	(22,128)	(114,663)
General and administrative expenses	(12,145)	(530)	(194)	(12,869)
Underwriting income	$2,894	$5,941	$2,588	11,423
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized losses on investment				17,146
Amortization of intangible assets				(1,091)
Foreign exchange losses				(874)
Interest and amortization expenses				(9,568)
Other general and administrative expenses				(2,339)
Income tax expense				(91)
Income attributable to noncontrolling interest				(65)
Net income attributable to Maiden common shareholders				$14,541

Net loss and loss adjustment expense ratio (6)	68.7%	69.6%	64.5%	68.4%
Commission and other acquisition expense ratio (7)	23.8%	26.6%	31.5%	26.1%
General and administrative expense ratio (8)	6.1%	0.3%	0.3%	3.4%
Combined ratio (10)	98.6%	96.5%	96.3%	97.9%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Six Months Ended June 30, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$402,544	$635,396	$149,068	$1,187,008
Net premiums earned	$374,585	$481,692	$145,438	$1,001,715
Other insurance revenue	7,995	—	—	7,995
Net loss and loss adjustment expenses	(261,600)	(318,570)	(98,072)	(678,242)
Commission and other acquisition expenses	(89,220)	(141,330)	(45,352)	(275,902)
General and administrative expenses	(21,951)	(994)	(353)	(23,298)
Underwriting income	$9,809	$20,798	$1,661	32,268
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				45,954
Amortization of intangible assets				(1,890)
Foreign exchange and other gains				2,596
Interest and amortization expenses				(19,140)
Other general and administrative expenses				(7,614)
Income tax expense				(736)
Income attributable to noncontrolling interest				(59)
Dividends on preference shares				(6,188)
Net income attributable to Maiden common shareholders				$45,191

Net loss and loss adjustment expense ratio (6)	68.4%	66.1%	67.4%	67.2%
Commission and other acquisition expense ratio (7)	23.3%	29.3%	31.2%	27.3%
General and administrative expense ratio (8)	5.7%	0.3%	0.3%	3.1%
Combined ratio (10)	97.4%	95.7%	98.9%	97.6%

For the Six Months ended June 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$432,277	$421,644	$148,872	$1,002,793
Net premiums earned	$403,593	$335,695	$136,324	$875,612
Other insurance revenue	7,028	—	—	7,028
Net loss and loss adjustment expenses	(270,812)	(229,611)	(87,929)	(588,352)
Commission and other acquisition expenses	(112,094)	(91,759)	(43,068)	(246,921)
General and administrative expenses	(22,593)	(909)	(367)	(23,869)
Underwriting income	$5,122	$13,416	$4,960	23,498
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized losses on investment				36,948
Amortization of intangible assets				(2,181)
Foreign exchange gains				105
Interest and amortization expenses				(17,246)
Other general and administrative expenses				(5,170)
Income tax expense				(970)
Income attributable to noncontrolling interest				(66)
Net income attributable to Maiden common shareholders				$34,918

Net loss and loss adjustment expense ratio (6)	66.0%	68.4%	64.5%	66.7%
Commission and other acquisition expense ratio (7)	27.3%	27.3%	31.6%	28.0%
General and administrative expense ratio (8)	5.5%	0.3%	0.3%	3.2%
Combined ratio (10)	98.8%	96.0%	96.4%	97.9%

(6) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and loss adjustment expense ratio, the commission and other acquisition expense ratio and the general and administrative expense ratio.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, August 7, 2013 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.09 per share of common stock. The dividend will be payable on October 15, 2013 to shareholders of record as of October 1, 2013.
Maiden’s Board of Directors also approved a cash dividend on its 8.25% Non-Cumulative Perpetual Preference Shares of $0.515625 per Preference Share. The dividend will be payable on September 16, 2013 to shareholders of record as of September 1, 2013.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $1.0 billion.

The Maiden Holdings, Ltd. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm